Exhibit 10.1
FOURTH AMENDMENT
Dated as of June 22, 2010
to
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of December 8, 2008
This FOURTH AMENDMENT (this “Amendment”), dated as of June 22, 2010, is entered into among GREIF PACKAGING LLC, a Delaware limited liability company (“Greif”), GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “SPV”), the Investors, Managing Agents and Administrators party hereto, and BANK OF AMERICA, N.A., as Agent (the “Agent”).
RECITALS
WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement dated as of December 8, 2008 (the “Transfer and Administration Agreement”);
WHEREAS, the parties hereto desire to amend the Transfer and Administration Agreement as provided herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the Transfer and Administration Agreement, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Transfer and Administration Agreement.
SECTION 2. Amendments to Transfer and Administration Agreement. The Transfer and Administration Agreement is hereby amended as follows:
2.1. The definition of “Alternate Rate” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety as follows:
““Alternate Rate” means, for each day during a Rate Period for any Portion of Investment, an interest rate per annum equal to the Offshore Rate; provided that in the case of:
(i) any Rate Period which commences on a date prior to the Agent receiving at least three (3) Business Days’ notice thereof, or
(ii) any Rate Period relating to a Portion of Investment which is less than $1,000,000, the “Alternate Rate” for each day in such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on such day. The “Alternate Rate” for any date on or after the declaration or automatic occurrence of Termination Date pursuant to Section 8.2 shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.”

2.2. The definition of “Facility Limit” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety as follows:
““Facility Limit” means at any time $135,000,000, as such amount may be reduced in accordance with Section 2.16; provided that such amount may not at any time exceed the aggregate Commitments then in effect.”
2.3. The definition of “Maximum Net Investment” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety as follows:
““Maximum Net Investment” means, at any time, an amount equal to the Facility Limit.”
2.4. The definition of “Offshore Base Rate” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety as follows:
““Offshore Base Rate” means, for each day during a Rate Period:
(i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters Screen on such day that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month;
(ii) in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such day on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or
(iii) in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Agent on such day as the rate of interest at which Dollar deposits (for delivery on a date two Business days later than such day) in same day funds in the approximate amount of the applicable investment to be funded by reference to the Offshore Rate and with a term equivalent to one month would be offered by its London Branch to major banks in the London interbank eurodollar market at their request.”
2.5. The definition of “Offshore Rate” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety, as follows:
““Offshore Rate” means, for any day during any Rate Period, a rate per annum determined by the applicable Managing Agent pursuant to the following formula:

Offshore Rate =	Offshore Base Rate

1.00 – Eurodollar Reserve Percentage”

2.6. The Commitment of Bank of America as Committed Investor for the Bank of America Investor Group as set forth on its signature page to the Transfer and Administration Agreement is hereby decreased to $135,000,000.
SECTION 3. Conduit Investment Termination Date. YC SUSI Trust hereby informs the SPV, effective on the date of this Amendment, that it elects to permanently cease to fund Investments under the Transfer and Administration Agreement and the Conduit Investment Termination Date has occurred. The parties hereto hereby agree that, on the date hereof, YC SUSI Trust hereby assigns its interest in the Net Investment and Asset Interest to Bank of America, as its Related Committed Investor, in accordance with Section 3.1 of the Transfer and Administration Agreement, and that all Portions of Investment outstanding shall be allocated to a new Rate Period accruing Yield at the Alternate Rate on the date hereof.
SECTION 4. Conditions Precedent. Section 2 hereof shall become effective on the date first written above upon receipt by the Agent (and each Managing Agent, upon its request) of: (a) a counterpart (or counterparts) of this Amendment, duly executed by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties and (b) a counterpart (or counterparts) of the Fee Letter, duly executed by each of the parties thereto.
SECTION 5. Miscellaneous.
5.1. Representations and Warranties. The SPV hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of the SPV, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist.
5.2. References to Transfer and Administration Agreement. Upon the effectiveness of this Amendment, each reference in the Transfer and Administration Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended hereby, and each reference to the Transfer and Administration Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Transfer and Administration Agreement shall mean and be a reference to the Transfer and Administration Agreement as amended hereby.
5.3. Effect on Transfer and Administration Agreement. Except as specifically amended above, the Transfer and Administration Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
5.4. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Investor under the Transfer and Administration Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
5.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
5.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
5.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
5.9. Legal Fees. Notwithstanding any thing to the contrary in the Transfer and Administration Agreement, the Agent shall bear its own fees and expenses in connection with this Amendment, including its own legal fees.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREIF RECEIVABLES FUNDING LLC, as SPV
By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Vice President and Treasurer

GREIF PACKAGING LLC, individually, as an Originator and as the Servicer
By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Vice President and Treasurer

YC SUSI TRUST, as a Conduit Investor and an Uncommitted Investor
By:	Bank of America, National Association,
as Administrative Trustee

By:	/s/ Nina Austin
	Name:	Nina Austin
	Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent and as Managing Agent, Administrator and Committed Investor for the Bank of America Investor Group
By:	/s/ Nina Austin
	Name:	Nina Austin
	Title:	Vice President

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